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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2002

STYLECLICK, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31043 (Commission File Number)	13-4106745 (IRS Employer Identification No.)

111 E. Wacker Drive, Chicago, Illinois (Address of principal executive offices)		60101 (Zip Code)

Registrant's telephone number, including area code:
 (312) 856-1081

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        The Registrant has been advised by USA Electronic Commerce Solutions LLC ("ECS") that, effective as of December 19, 2002, ECS and Turner Sports Interactive, Inc. ("TSI") have mutually terminated their relationship with respect to the operation of the NASCAR Online Store. As a result, following a transition period that will continue until March or April 2003, Styleclick will no longer provide e-commerce platform and related services to TSI on behalf of ECS.

        The termination of this relationship is anticipated to reduce the Registrant's monthly recurring revenues by approximately 50% in the aggregate and the Registrant may incur certain transition costs associated with the termination.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STYLECLICK, INC.
By:	/s/ MICHAEL ADLER Name: Michael Adler Title: Chief Executive Officer and Chief Financial Officer

Date: December 19, 2002

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES